EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended April 26, 2013

Current Month				Rolling Performance*				Rolling Risk Metrics* (May 2008 – Apr 2013)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.4%	0.5%	0.3%	-4.5%	-4.5%	-3.5%	1.7%	-3.5%	10.7%	-23.6%	-0.3	-0.4
B**	-0.4%	0.5%	0.1%	-5.1%	-5.1%	-4.2%	N/A	-4.2%	10.7%	-25.7%	-0.3	-0.5
Legacy 1***	-0.3%	0.7%	1.0%	-2.3%	-2.4%	N/A	N/A	-3.0%	10.6%	-18.4%	-0.2	-0.4
Legacy 2***	-0.3%	0.6%	0.9%	-2.6%	-2.8%	N/A	N/A	-3.3%	10.6%	-18.9%	-0.3	-0.4
Global 1***	-0.3%	0.7%	1.2%	-1.8%	-2.9%	N/A	N/A	-3.8%	10.2%	-17.7%	-0.3	-0.5
Global 2***	-0.3%	0.7%	1.1%	-2.1%	-3.2%	N/A	N/A	-4.1%	10.1%	-18.7%	-0.4	-0.5
Global 3***	-0.4%	0.6%	0.5%	-3.7%	-4.9%	N/A	N/A	-5.8%	10.1%	-24.0%	-0.5	-0.7

S&P 500 Total Return Index****	1.8%	0.9%	11.7%	15.8%	12.4%	5.0%	7.8%	5.0%	18.8%	-46.4%	0.4	0.4
Barclays Capital U.S. Long Gov Index****	0.5%	4.3%	1.9%	7.5%	13.0%	9.6%	7.6%	9.6%	13.3%	-12.3%	0.8	1.3
*          Performance metrics are calculated using month-to-date performance estimates.  All performance data is subject to verification.
**       Units began trading in August 2003.
***     Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	28%					28%
Energy	8%	Long	Natural Gas	3.7%	Long	8%	Long	Natural Gas	3.7%	Long
			Gas Oil	1.2%	Short			Gas Oil	1.2%	Short
Grains/Foods	9%	Short	Sugar	2.7%	Short	9%	Short	Sugar	2.7%	Short
			Coffee	1.2%	Short			Coffee	1.2%	Short
Metals	11%	Short	Gold	3.8%	Short	11%	Short	Gold	3.8%	Short
			Copper	2.0%	Short			Copper	2.0%	Short
FINANCIALS	72%					72%
Currencies	21%	Long $	Japanese Yen	2.3%	Short	21%	Long $	Japanese Yen	2.3%	Short
			Australian Dollar	2.0%	Long			Australian Dollar	2.0%	Long
Equities	23%	Long	S&P 500	3.9%	Long	23%	Long	S&P 500	3.8%	Long
			DJ Eurostoxx 50	2.3%	Long			DJ Eurostoxx 50	2.3%	Long
Fixed Income	28%	Long	U.S. 10-Year Treasury Notes	4.3%	Long	28%	Long	U.S. 10-Year Treasury Notes	4.3%	Long
			U.S. Treasury Bond	4.0%	Long			U.S. Treasury Bond	4.0%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas markets sold off nearly 7.5% as a break in recent cold temperatures in the U.S. put pressure on demand.  Crude oil rallied sharply due to data which showed large declines in U.S. stockpiles.  Upbeat weekly jobs data also provided support to the crude oil markets.

Grains/Foods
U.S. grains markets generally declined as growing conditions in key farming areas improved due to favorable weather.   Coffee prices declined over 3% due to speculation global coffee supplies will remain strong for the foreseeable future. Cocoa price moved higher as a result of West African supply concerns and short-covering by large commodity funds.

Metals
Copper posted strong gains due to forecasts for improved industrial demand which were fostered by bullish UK growth data and equity market rallies.  Nickel prices also moved higher, propelled by supply concerns which were created when mining operations were suspended at a key Nickel production facility in Australia.  Gold market moved nearly 6% higher after Central Banks across the globe were reported to have expanded their bullion holdings.

Currencies
The Japanese yen strengthened against the U.S. dollar as the Bank of Japan announced its decision to keep interest rates unchanged.  The U.S. dollar weakened following reports which showed the U.S. grew at a slower pace than expected in the 1st quarter. The British pound moved sharply higher as better-than-expected growth data showed the UK economy avoided slipping into another recession.

Equities	Global equity markets rallied on the belief the ECB will cut interest rates. A decline in U.S. jobless claims also provided support for an improved outlook for the global share markets.
Fixed Income
U.S. Treasury markets were modestly higher due to a late-week rally which was spurred by disappointing U.S. growth data.  In Europe, the German Bund markets moved higher due to reports Spain’s economy had contracted more than expected in the first quarter.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY. INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY. INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.